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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 12, 2000

                            DUPONT PHOTOMASKS, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                                          74-2238819
       (State or Other Jurisdiction                      (I.R.S. Employer
     of Incorporation or Organization)                 Identification No.)

                          131 Old Settlers Boulevard
                           Round Rock, Texas  78664

              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (512) 310-6500

                                      N/A

         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     In order to implement the recent Amendment to the United States Security and Exchange Commission (SEC) Rule 10b 5-1, the company has revised its Insider Trader Policy to permit individual(s) to have their own DPI written stock and option plan. Several employees, officers, directors, and individuals are creating a plan including P. Adcox, P. Chipman, G. Cognie, J. Lynn, and K. Rygler. The individual plan(s) permit the trading in DPI stock and options according to their individual formulas, which include quantities, pricing points, dates and other variables in accordance with the SEC rules. All individual plan(s) will be in compliance with the SEC rules and applicable securities regulations.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

           Dupont Photomasks, Inc.


Date: October 12, 2000         By:   /S/ Peter S. Kirlin
                                     -----------------------
                                     Peter S. Kirlin
                                     Chairman of the Board and
                                     Chief Executive Officer
                                     (Principal Executive Officer)